Execution Version

ASSET PURCHASE AGREEMENT

dated as of August 10, 2009

between

DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD.

and

DEWIND LTD.

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of August 10, 2009 (the “Agreement”), between Daewoo Shipbuilding & Marine Engineering Co., Ltd., a Korean corporation (“Buyer”) and DeWind Ltd., a UK private limited company (“Seller”).

WHEREAS, Seller owns certain assets relating to the manufacture, sale or use of the D6, D8 and D8.2 wind turbines (each, a “Turbine” and collectively, the “Turbines”); and

WHEREAS, the parties desire that Seller sell, assign, transfer, convey and deliver to Buyer, and that Buyer purchase and acquire from Seller, all of the right, title and interest of Seller in and to the Turbine Assets (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1              Purchase and Sale of the Turbine Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.1 herein), Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, free and clear of liens (other than Permitted Liens (as defined below)), the entire right, title and interest of Seller in, to and under (a) all of the assets, properties and rights of every kind and description listed in Schedule 1.1 and (b) that certain lease agreement with DEWI-OCC Offshore and Certification Centre GmbH dated June 29, 2006 for the Turbine located in Cuxhaven, Germany (the “Lease”) (all of the foregoing assets collectively, “Turbine Assets”).

1.2              No Acquisition of Other Seller Assets. Seller is not selling, and Buyer is not purchasing, any assets of Seller other than the Turbine Assets pursuant to this Agreement.  All other Seller assets shall be retained by Seller.

1.3              Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer shall assume effective as of the Closing, and from and after the Closing Buyer shall pay, discharge or perform when due, as appropriate, only the contractual obligations that arise after the Closing under the Lease (the “Assumed Liabilities”), provided that Buyer will have no obligation for liabilities under the Lease resulting from Seller’s breach of the Lease, which liabilities shall remain the obligation of Seller.  Buyer will not assume any liabilities or obligations of Seller other than the Assumed Liabilities.

1.4              Purchase Price.  The consideration to be paid by Buyer to Seller for the Turbine Assets shall be $3,000,000 (the “Purchase Price”).  This Purchase Price includes all payments of the European Union Value Added Tax or any other tax (each a “Tax”) that may apply to the sale of the Turbine Asset.  Buyer and Seller agree to deduct from the Purchase Price the amount required to pay for all such applicable Taxes.  Buyer shall pay the Purchase Price in immediately available funds on the Closing Date (defined below).

1.5              Intellectual Property License.

(a)           In consideration of Buyer’s purchase of the Turbine Assets under this Agreement, Seller shall terminate, simultaneous with the Closing, all its license rights granted under that certain Asset Purchase Agreement between Seller and DeWind, Inc., dated September 30, 2008 (the “Prior License”).  Seller shall take all actions on or prior to the Closing Date to terminate its rights under the Prior License.

(b)           In consideration of Seller’s sale of the Turbine Assets to Buyer, Buyer grants Seller a perpetual (subject to Section 1.5(c)), non-exclusive, royalty free license (the “Turbine License”) to use all of the intellectual property previously granted under the Prior License*** (the “Licensed IP”).***

(c)           ***

1.6              Allocation.  As soon as reasonably practicable following the Closing, Seller shall deliver to Buyer, after consultation with, and approval of, Buyer, an allocation statement setting forth Seller’s allocation of the Purchase Price for tax purposes pursuant to Section 1060 of the Internal Revenue Code of 1986 (the “Code”) and any other applicable tax Laws (the “Allocation Statement”).  Except as otherwise required by Law, Buyer and Seller shall file all tax returns in a manner that is consistent with the Allocation Statement and refrain from taking any action inconsistent therewith.

*** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

1.7              Permitted Liens.  As used herein, “Permitted Liens” means (a) liens for current real or personal property taxes not yet due and payable or which are being contested in good faith by Seller or its affiliates, in either case, with respect to which the Seller maintains adequate reserves, (b) workers’, carriers’ and mechanics’ or other like liens incurred in the ordinary course of Seller’s business with respect to which payment is not due and that do not impair the conduct of Seller’s business or the present or proposed use of the affected property, (c) any deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or public or statutory obligations of a like general nature incurred in the ordinary course of business, (d) any statutory liens for utility assessments or other charges or assessments, in each case, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or which is being contested in good faith by Seller or its affiliates, (e) any liens securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety or appeal bonds, bid or performance bonds or other obligations of a like general nature incurred in the ordinary course of business, including the bond (the “Lease Bond”) and other liens or charges (the “Lease Liens”) incurred to secure performance by Seller under the Lease, (f) any liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security have been provided or are fully covered by insurance, (g) any security interest, lien or right in favor of any vendor of tangible personal property (including any tangible personal property financed with purchase money and any capital leases), (h) imperfections or irregularities of title and other liens that would not, individually or in the aggregate, materially detract from the value of the assets to which they attach, (i) zoning, planning, and other similar limitations and restrictions, all rights of any Governmental Entity (as defined below) to regulate a property, (i) any lien set forth in any franchise or governing ordinance under which any portion of Seller’s business is conducted, (j) all rights of condemnation, eminent domain or other similar rights of any person, (k) any lien to be released on or prior to, or as a result of, Closing, (l) any license agreement governing use of the Seller’s current accounting software (the “Accounting Software”), and (m) any other lien which does not materially interfere with Seller’s use of the Turbine Assets.

1.8              Termination.  This Agreement shall immediately and automatically, without any further action from any other person, terminate upon the termination of that certain Asset Purchase Agreement between Buyer, DeWind, Inc. and Composite Technology Corporation, dated August 10, 2009 (the “DeWind, Inc. APA”) in accordance with its terms.  In the event of termination of this Agreement as provided in this Section 1.8, this Agreement shall immediately become null and void and there shall be no further obligations on the part of Seller or Buyer; provided that such termination will not relieve a party in breach of this Agreement from any liability to the other party for such breach.

ARTICLE II

CLOSING

2.1              Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 601 S. Figueroa St., Los Angeles, CA 90017, simultaneously with, or as soon as possible after, the closing of the transactions contemplated by the DeWind, Inc. APA (unless another time and/or place is agreed to in writing by the parties). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

2.2              Ancillary Agreements.  On or prior to the Closing Date (i) the Seller shall deliver, in a form reasonably satisfactory to the Buyer, evidence of the termination by the Seller of the Prior License and acceptance of such termination by DeWind, Inc. and (ii) Seller and Buyer shall execute or deliver, and file as necessary, such other documents as are (a) necessary to complete the transactions contemplated herein, or (b) reasonably requested by either party, including (x) a Bill of Sale, and such other good and sufficient instruments of transfer as Buyer reasonably deems necessary and appropriate to vest in Buyer all right, title and interest in, to and under the Turbine Assets and (y) such other good and sufficient instruments as Seller reasonably deems necessary and appropriate to relieve Seller of its obligations with respect to the Assumed Liabilities (the “Ancillary Agreements”).

2.3              Delivery of Turbine Assets.  Title to the Turbine Assets passes to Buyer as of the Closing.  All information capable of electronic transmission will be transmitted to Buyer in such manner.*** Without limiting the foregoing, Buyer shall allow Seller the use of the Accounting Software and the server on which such software is installed for 90 days after the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that the statements contained in this Article III are true and correct.

3.1              Organization and Good Standing.  Seller is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is formed and has full corporate power and authority to own, lease and operate the Turbine Assets.  Seller is duly qualified and licensed as a foreign corporation to do business, and is in good standing in each jurisdiction where the ownership or operation of the Turbine Assets makes such qualification necessary.  Seller is not in default under its charter documents.

3.2              Authority and Enforceability.  Seller has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller.  Seller has duly executed and delivered this Agreement.  Assuming due authorization, execution and delivery by Buyer, this Agreement constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally and (ii) the availability of injunctive relief and other equitable remedies.  “Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any government, official or other regulatory, administrative or judicial authority (each a “Governmental Entity”).

*** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

3.3              No Conflicts; Consents.  The execution and delivery of this Agreement by Seller, the execution and delivery of each Ancillary Agreement by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby (in each case, with or without the giving of notice or lapse of time, or both), will not, directly or indirectly, (i) violate the provisions of any of the charter documents of Seller, (ii) violate or conflict with any Law applicable to Seller, or (iii) give any Governmental Entity or other person the right to exercise any remedy or obtain any relief under any such Law that will have the effect of revoking or otherwise modifying any rights of Buyer hereunder.  No authorization or order of, registration, declaration or filing with, or notice to, any Governmental Entity or other person, is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, in each case, except for such authorizations, orders, registrations, declarations, filings and notices which in the aggregate are not material and except for any authorizations or notices that may be required in connection with the Accounting Software.

3.4              Title to Turbine Assets.  Seller owns all the Turbine Assets and has good title to all Turbine Assets.  All of the Turbine Assets are free and clear of any liens (other than Permitted Liens).  There are no pending or, to Seller’s knowledge, threatened claims, proceedings or litigation against Seller regarding the Turbine Assets.  To Seller’s knowledge, none of the Turbine Assets are subject to any Permitted Liens, except for the Lease Bond, the Lease Liens, any license agreement governing use of the Accounting Software, and those other encumbrances set forth in Schedule 3.4.

3.5              Condition of Turbine Assets.  All Turbine Assets that are tangible property are structurally sound, are in the operating condition of prototype equipment (subject to normal wear and tear), are usable as prototype equipment and conform to all Laws and authorizations relating to their construction, use and operation as prototype equipment.  There are no facts or conditions affecting such Turbine Assets that could interfere in any material respect with the use or operation of the Turbine Assets as prototype equipment as used or operated as for the 12 months preceding the date of this Agreement.

3.6              Lease.  Seller has complied with and is in compliance with, and to Seller’s knowledge, all other parties thereto have complied with and are in compliance with, the provisions of the Lease in all material respects.

3.7              Employees.  Seller has no employees.

3.8              Completeness of Disclosure. No representation or warranty by Seller in this Agreement, and no statement made by Seller in the Ancillary Agreements or any certificate or other document furnished or to be furnished to Buyer pursuant hereto, when taken together, contains or will at the Closing contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.  Except as specifically set forth in this Agreement, there are no facts or circumstances of which Seller is aware that have had or could be expected to have, individually or in the aggregate, a material adverse effect on the Turbine Assets.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that the statements contained in this Article IV are true and correct.

4.1              Organization and Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the full corporate power to own, lease and operate its properties and to carry on its business as now being conducted.  Buyer is not in default under its charter documents.

4.2              Authority and Enforceability.  Buyer has the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement has been, and the Ancillary Agreements to which Buyer is a party will be, duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (b) the availability of injunctive relief and other equitable remedies.

4.3              No Conflicts; Consents.  The execution and delivery of this Agreement by Buyer do not, and the execution and delivery of the Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, (i) violate the provisions of any of the charter documents of Buyer, (ii) violate any Law of any Governmental Entity applicable to Buyer on the date hereof, or (iii) give any Governmental Entity or other person the right to exercise any remedy or obtain any relief under any such Law that will have the effect of revoking or otherwise modifying any rights of Seller hereunder.  No authorization or order of, registration, declaration or filing with, or notice to, any Governmental Entity or other person, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, except for such authorizations, orders, registrations, declarations, filings and notices which in the aggregate are not material.

4.4              Availability of Funds.  Buyer has cash available or has existing borrowing facilities which together are sufficient to enable it to consummate the transactions contemplated by this Agreement.

4.5              Completeness of Disclosure. No representation or warranty by Buyer in this Agreement, and no statement made by Buyer in the Ancillary Agreements or any certificate or other document furnished or to be furnished to Seller pursuant hereto, when taken together, contains or will at the Closing contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

ARTICLE V

COVENANTS OF SELLER

5.1              Confidentiality. From and after the Closing Date, Seller will, and will cause its affiliates to, hold, and will use its commercially reasonable efforts to cause their respective representatives to hold, in confidence any and all information, whether written or oral, concerning the Turbine Assets, except to the extent that Seller can show that such information (a) is in the public domain through no fault of Seller or any of its affiliates or their respective representatives or (b) is lawfully acquired by Seller or any of its affiliates after the Closing Date from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.  If Seller or any of its affiliates or representatives is compelled to disclose any such information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information that Seller is advised by its counsel is legally required to be disclosed; provided that Seller shall exercise its commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

ARTICLE VI

COVENANTS OF BUYER AND SELLER

6.1              Further Assurances.  Buyer and Seller shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.  Upon the terms and subject to the conditions hereof, Buyer and Seller shall each use its respective commercially reasonable efforts to (a) take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Ancillary Agreements; and (b) obtain in a timely manner all consents and authorizations and effect all necessary registrations and filings (except in connection with the Accounting Software).  From time to time after the Closing, at Buyer’s request, Seller shall execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Turbine Assets.

6.2              Cuxhaven Bond.  Prior to and after the Closing, Buyer and Seller shall cooperate, and each shall use its commercially reasonable efforts, to effect as of the Closing Date the full and unconditional release of Seller from the Lease Bond and the Lease Liens, including the return to Seller of the amount of the Lease Bond; provided that Buyer’s compliance with this Section 6.2 shall not require Buyer to provide security to any person on terms that are, on the whole, materially less favorable to Buyer than the terms of the Lease Bond and the Lease Liens are, on the whole, to Seller.

6.3              Operational Services.  After the Closing and through December 31, 2010, Buyer shall make available to Seller the personnel and other resources reasonably requested by Buyer to support Seller’s general operations, including providing operational services for (and monitoring of) Seller’s existing Turbine fleet and existing orders, supporting commissioning of Turbines, and administering the Business Relationships.  In exchange for such services, Seller shall pay to Buyer reasonable fees to be negotiated by Buyer and Seller in good faith.

ARTICLE VII

CONDITIONS TO CLOSING

7.1              Conditions to Obligation of Buyer.  The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer in its sole discretion) of the following further conditions:

(a)           The representations and warranties of Seller set forth in this Agreement (i) that are qualified as to materiality shall be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

(b)           Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

(c)           Seller shall execute and deliver to Buyer a certificate of an authorized officer of Seller, dated as of the Closing Date, stating that the conditions specified in Sections 7.1(a) and (b) of this Agreement have been satisfied.

(d)           On the Closing Date, there shall be no Laws, permits or orders that operate to restrain, enjoin or otherwise prevent or make illegal the consummation of the transactions contemplated by this Agreement.  No action or proceeding initiated by any Governmental Entity seeking an order prohibiting the consummation of the transactions contemplated by this shall be pending.

(e)           Buyer and DeWind Inc. shall have consummated the transactions contemplated in the DeWind, Inc. APA.

(f)           The Seller shall have obtained the consent of the lessor under the Lease for the Lease to be assigned to Buyer.

7.2              Conditions to Obligation of Seller.  The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller in its sole discretion) of the following further conditions:

(a)           The representations and warranties of Buyer set forth in this Agreement (i) that are qualified as to materiality shall be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

(b)           Buyer shall have performed or complied  in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

(c)           Buyer shall execute and deliver to Seller a certificate of an authorized officer of Buyer, dated as of the Closing Date, stating that the conditions specified in Sections 7.2 (a) and (b) of this Agreement have been satisfied.

(d)           On the Closing Date, there shall be no Laws, permits or orders that operate to restrain, enjoin or otherwise prevent or make illegal the consummation of the transactions contemplated by this Agreement.  No action or proceeding initiated by any Governmental Entity seeking an order prohibiting the consummation of the transactions contemplated by this shall be pending.

(e)           Buyer and DeWind Inc. shall have consummated the transactions contemplated in the DeWind, Inc. APA.

ARTICLE VIII

MISCELLANEOUS

8.1              Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next Business Day (as defined below), or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed as follows:

If to Buyer, to:

Daewoo Shipbuilding & Marine Engineering Co., Ltd.
85, Da-dong, Jung-gu
Seoul, 100-180
Korea
Attn: Y. Y. Koh
Facsimile: +182 (2) 2129-0079

With a required copy to:

Reed Smith LLP
1510 Page Mill Road, Suite 110
Palo Alto, CA 94304
Attn: Catharina Y. Min
Facsimile: 650.352.0699

If to Seller, to:

DeWind Ltd.
2026 McGaw Ave.
Irvine, CA 92614
Attention: Michael McIntosh
Facsimile: (949) 660-1533

with a required copy to:

Milbank, Tweed, Hadley & McCloy LLP
601 S. Figueroa St., 30th Floor
Los Angeles, CA 90017
Attention: Neil Wertlieb
Facsimile: (213) 892-4710

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.  “Business Day” shall means a day other than a Saturday, Sunday or other day on which banks located in Irvine, California are authorized or required by Law to close.

8.2              Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

8.3              Expenses.  Each party shall bear its own costs and expenses in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the transactions contemplated by this Agreement are consummated.

8.4              Successors and Assigns.  This Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided that, without such consent, Buyer may transfer or assign this Agreement, in whole or in part or from time to time, to one or more of its affiliates, but no such transfer or assignment will relieve Buyer of its obligations hereunder.  Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

8.5              Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of California, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of California.

8.6              Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of (a) Los Angeles County, California, and (b) the United States District Court for the District of Central California, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

8.7              Counterparts.  This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  The parties agree that the delivery of this Agreement, and the delivery of the Ancillary Agreements and any other agreements and documents at the Closing, may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

8.8              Entire Agreement.  This Agreement and the Ancillary Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated by this Agreement.  Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

8.9              Captions.  All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

8.10              Severability.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.11              Specific Performance.  Buyer and Seller each agree that irreparable damage would occur in the event that the provisions of Section 5.1 were not performed by them in accordance with the terms thereof and that each party shall be entitled to specific performance of the terms of Section 5.1, in addition to any other remedy at Law or equity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD.

By:	/s/ Sang Tae Nam
Name:
Title:

DEWIND LTD.

By:	/s/ Benton Wilcoxon
Name:
Title:

LIST OF OMITTED SCHEDULES

The Schedules listed below have been omitted from this filing. The issuer will furnish supplementally to the Commission, upon request, a copy of any omitted
Schedule.

SCHEDULE 1.1	PURCHASED ASSETS
SCHEDULE 3.4	PERMITTED LIENS